UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

MONTAUK RENEWABLES, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

MONTAUK RENEWABLES

Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

A Message from our Board of Directors

April 25, 2023

DEAR FELLOW STOCKHOLDERS,

We are pleased to invite you to the Montauk Renewables, Inc. Annual Meeting of Stockholders at 9:00 (Eastern Daylight Time) on June 5, 2023. This year’s annual meeting will once again be held virtually, via live webcast.

2022 marked our first full year as a public company with Montauk Renewables traded on the Nasdaq Capital Market. Building on the success of 2021, we had revenue of $205.6 million in 2022, a 38.8% increase over the prior year. We continued the expansion of our Pico project with increased feedstock during the third quarter of 2022 and, with respect to the 2021 Montauk Ag Renewables acquisition, continue to work through the optimization of improvements to the patented reactor technology. In the fourth quarter, we began to relocate the reactor in Magnolia, NC to the Turkey, NC location to centralize processing at one location. We announced construction of a second RNG processing facility at the Apex landfill and commenced capital improvements at the Raeger facility to significantly increase production. Finally, we are pleased to announce that we were awarded our 13th landfill RNG facility marking our entrance into South Carolina.

With over 30 years of industry experience and a committed employee base, we are well positioned to succeed in the dynamic environment and are excited to enter what we consider to be the next phase of strategic growth of Montauk in 2023. On behalf of the Board of Directors, thank you for your continued investment in Montauk Renewables and our unwavering mission to bring commercial-scale renewable energy to market.

Sincerely,

John A. Copelyn

Chairman of the Board

Sean F. McClain

President and Chief Executive Officer

MONTAUK RENEWABLES, INC.

5313 Campbells Run Road, Suite 200

Pittsburgh, Pennsylvania 15205

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

When:	9:00 a.m. (Eastern Daylight Time) on Monday June 5, 2023

Where:	Virtually, via live audio webcast at www.virtualshareholdermeeting.com/MNTK2023

Record Date:	Friday, April 14, 2023 (only stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting)

The Annual Meeting of Stockholders (the “Annual Meeting”) will be held to consider and act upon the following matters:

1.	Election of two directors to serve as Class III directors for a three-year term expiring at the 2026 Annual Meeting of Stockholders;

2.	Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and

3.	To transact any other matter that may properly come before the Annual Meeting, or any postponement or adjournment thereof.

The Annual Meeting will be held virtually, via live webcast at www.virtualshareholdermeeting.com/MNTK2023 on Monday, June 5, 2023 at 9:00 a.m., Eastern Daylight Time. We believe hosting a virtual meeting enables participation by more of our stockholders, while lowering the cost of conducting the meeting. We encourage you to attend virtually.

Stockholders also will be asked to consider such other business as may properly come before the Annual Meeting. The Board of Directors has fixed Friday, April 14, 2023, as the record date (the “Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting.

How to Vote

We are utilizing the U.S. Securities and Exchange Commission (the “SEC”) rule that allows companies to furnish proxy materials over the Internet rather than in paper form. On or about April 25, 2023, we will release our proxy materials, including the Notice of Internet Availability of Proxy Materials for the Annual Meeting (the “Notice”), to our stockholders. We believe that this delivery process reduces our environmental impact, and over time, lowers the cost of printing and distribution of proxy materials. We believe that we can achieve these benefits with no impact on our stockholders’ timely access to this important information. If you have received a Notice, and you would prefer to receive proxy materials (including a proxy card) in printed form by mail or electronically by email, please follow the instructions contained in the Notice.

You are not required to attend the Annual Meeting to vote your shares.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 5, 2023, at 9:00 a.m., Eastern Daylight Time. The proxy statement, annual report and related materials are available free of charge at www.ProxyVote.com for stockholders whose shares are included in the United States section of the Company’s register of stockholders and www.materials.ProxyVote.com/61218C for stockholders whose shares are included in the South African section of the Company’s register.

By Order of the Board of Directors

John Ciroli

Chief Legal Officer and Secretary

Pittsburgh, PA

April 25, 2023

MONTAUK RENEWABLES, INC.

5313 Campbells Run Road, Suite 200

Pittsburgh, Pennsylvania 15205

GENERAL INFORMATION

We are furnishing you this proxy statement in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Montauk Renewables, Inc., a Delaware corporation (the “Company,” “Montauk,” “we,” “us,” or “our”). This proxy statement addresses the items of business for the Annual Meeting to be held on Monday, June 5, 2023, or any postponement or adjournment thereof, and is being first released to stockholders on April 25, 2023. We will hold the Annual Meeting at 9:00 a.m., Eastern Daylight Time, virtually via live webcast at www.virtualshareholdermeeting.com/MNTK2023.

Our common stock, par value $0.01 per share (“common stock”), is listed on The Nasdaq Capital Market (“Nasdaq”) and trades under the ticker symbol “MNTK,” with a secondary listing on the Johannesburg Stock Exchange (“JSE”) and trading under the ticker symbol “MKR.” All of the shares of our common stock vote together as a single class for purposes of the proposals to be presented at the Annual Meeting. However, meeting attendance and voting instructions are different for shares traded on the Nasdaq and on the JSE and we encourage you to carefully read the instructions contained herein and in the other proxy materials.

EXPLANATORY NOTE

Montauk is an emerging growth company (“EGC”) under applicable U.S. securities laws and therefore is permitted to take advantage of reduced public company reporting requirements. As an EGC, we provide in this proxy statement the scaled disclosure permitted under the U.S. Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Accordingly, our compensation disclosures in this proxy statement generally align to a “smaller reporting company,” as that term is defined in Rule 12b-2 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), with certain exceptions (such as those that are afforded to EGCs but not smaller reporting companies). In addition, as an EGC, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted.

PROXY SUMMARY

This Summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider. Please read the entire proxy statement carefully before voting.

General Information About the 2023 Annual Meeting of Stockholders

• Time and Date: Monday, June 5, 2023, at 9:00 a.m. Eastern Daylight Time
• Virtual Meeting: Online at www.virtualshareholdermeeting.com/MNTK2023
• Record Date: Friday, April 14, 2023
• Voting: For all matters, stockholders as of the Record Date have one vote for each share of capital stock held by such person on the Record Date.

Virtual Annual Meeting

As permitted by Delaware law and our Amended and Restated Bylaws (the “Bylaws”), we will hold a virtual annual meeting to maximize the ability of our stockholders to attend and participate in the Annual Meeting. We believe that the use of this virtual meeting format is the right choice for a company like Montauk, as it not only brings cost savings to us and our stockholders, but also increases our ability to engage with all stockholders, regardless of their size, resources, or physical location.

Montauk Renewables, Inc.| 2023 Proxy Statement – 1

Your vote is very important to us. Please cast your vote immediately on all of the proposals to ensure that your shares are represented.

Item	Proposal	Board Recommendation	Page
1	Election of Directors	FOR each Director	3
	The two director nominees set forth below possess the necessary qualifications and range of experience and expertise to provide effective oversight and advice to Management.
2	Ratification of the Appointment of Grant Thornton LLP as Independent Auditor	FOR	14

The Audit Committee has determined to approve the retention of Grant Thornton LLP as Montauk’s independent auditor for the year ending December 31, 2023.

As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s selection of the independent auditor.

Director Nominee Highlights

You are being asked to vote on the election of two director nominees, both of whom currently serve on our Board. The following table provides summary information about each director nominee as of April 25, 2023.

					Committee Memberships

Name	Age	Director Since	Independent	Principal Occupation	AC	CC	NCG	ESCR
Jennifer Cunningham	61	2022	Yes	Advisor to the Open Space Institute and Mohonk Preserve in New York.	✓	—	—	✓
Sean F. McClain	48	2021	No	President and Chief Executive Officer	—	—	—	—

AC stands for “Audit Committee”

CC stands for “Compensation Committee”

NCG stands for “Nominating and Corporate Governance Committee”

ESCR stands for “Environmental, Safety and Corporate Responsibility Committee”

2 – Montauk Renewables, Inc.| 2023 Proxy Statement

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our business and affairs are managed under the direction of our Board. Our Amended and Restated Certificate of Incorporation generally provides that our Board consists of such number of directors as the Board may from time to time exclusively determine. Our Board of Directors is currently comprised of six members.

Our Amended and Restated Certificate of Incorporation provides that our Board is divided into three classes with staggered three-year terms. While our Board of Directors is classified, only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Our Board of Directors is designated as follows:

•	Messrs. Ahmed and Copelyn serve as Class I directors, and their terms will expire at the annual meeting of stockholders to be held in 2024;

•	Messrs. Govender and Shaik serve as Class II directors, and their terms will expire at the annual meeting of stockholders to be held in 2025; and

•	Mr. McClain and Ms. Cunningham serve as Class III directors and are nominated for re-election to serve until their terms expire at the annual meeting of stockholders to be held in 2026.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. Each director whose term expires at the 2028 annual meeting of stockholders or any annual meeting thereafter will be elected for a term expiring at the next annual meeting of stockholders. As a result of these provisions, beginning with the 2030 annual meeting of stockholders, all of our directors will be subject to annual election.

Directors are elected by a plurality of the votes cast by the holders of shares of common stock present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each of the nominees named below. Any incumbent nominee for director in an uncontested election (i.e., an election where the only nominees are those recommended by the Board) who receives a greater number of votes against his or her election than votes for such election (a “Majority Against Vote”) will promptly tender his or her resignation following certification of the stockholder vote. The Nominating and Corporate Governance Committee will promptly consider the tendered resignation and will recommend to the Board whether to accept the tendered resignation or to take some other action, such as rejecting the tendered resignation and addressing the apparent underlying causes of the Majority Against Vote.

If the nominee becomes unavailable for election because of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Company or the size of the Board will be reduced by one director. Each person nominated for election has consented to being named as a nominee in this proxy statement and has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve. The following is a brief biography of the nominees for election at the Annual Meeting. Each biography includes information regarding the specific experience, qualifications, attributes, or skills that led the Nominating and Corporate Governance Committee and the Board to determine that the applicable nominee or other current director should serve as a member of the Board.

Montauk Renewables, Inc.| 2023 Proxy Statement – 3

NOMINEES FOR ELECTION FOR A TERM EXPIRING AT THE 2026 ANNUAL MEETING

Our Nominating and Corporate Governance Committee has recommended, and our Board has nominated, the following two directors for election at the Annual Meeting as Class III directors for three-year terms expiring at the 2026 Annual Meeting. Ms. Cunningham, a Class III director, was first introduced to the Nominating and Corporate Governance Committee as a director candidate by a non-management director on our Board.

The Board unanimously recommends a vote FOR the election of each of the following two Class III director nominees for three-year terms expiring at the 2026 Annual Meeting:

AGE 61 DIRECTOR SINCE January 2022 Independent COMMITTEES • Audit • Environmental, Safety and Corporate Responsibility	Jennifer Cunningham

BACKGROUND

•  Ms. Cunningham has served on the Board since January 2022.

•  She was a partner at SKDK, a leading strategic communications firm that works with Fortune 500 companies, non-profits, philanthropic organizations, labor unions and political campaigns, from 2008 until her departure from the firm in March 2020.

•  Ms. Cunningham has more than 25 years of experience developing and executing communications strategies for clients across the healthcare, education and public services sectors.

•  Prior to joining SKDK, Ms. Cunningham was the Political and Legislative Director for the 1199 Service Employees International Union, the largest health care union in the United States, from 1998 to 2008.

•  Ms. Cunningham also served in various capacities as an advisor to the New York State legislature and practiced law at the Paul Weiss, Rifkind, Wharton & Garrison law firm.

•  Ms. Cunningham is passionate about the environment and sustainability and currently serves as an advisor to the Open Space Institute and Mohonk Preserve in New York State.

QUALIFICATIONS

•  Ms. Cunningham’s extensive background in governmental affairs and strategic communications is a significant asset to our Board and executive management team.

AGE 48 DIRECTOR SINCE January 2021 Non-Independent	Sean F. McClain

BACKGROUND

•  Mr. McClain has served as our President and Chief Executive Officer and a member of our Board since January 2021.

•  He also served as a member of the Board of Directors of Montauk Holdings Limited, our former parent company (“MNK”), from August 2014 until March 2023.

•  He has served as President and Chief Executive Officer of MNK since September 2019 and, prior to that time, served as MNK’s Chief Financial Officer from August 2014 until September 2019.

•  Prior to joining MNK and its affiliates, he held various management positions with BPL Global Limited, Bayer A.G. and Dick’s Sporting Goods, Inc. and was in public accounting at Arthur Andersen LLP.

•  He is a Certified Public Accountant.

QUALIFICATIONS

•  As our President and Chief Executive Officer and former Chief Financial Officer, Mr. McClain’s deep insight into our business and related risks and opportunities contribute to the Board and its understanding of our growth strategy and operations.

The Board Recommends a Vote “FOR” Each of the Class III Director Nominees Named Above.

4 – Montauk Renewables, Inc.| 2023 Proxy Statement

The following Class I directors’ terms will continue until the 2024 annual meeting of stockholders and are not submitted for election at the Annual Meeting:

AGE 58 DIRECTOR SINCE January 2021 Independent Lead Director COMMITTEES • Audit (Chair) • Nominating and Corporate Governance	Mohamed H. Ahmed

BACKGROUND

•  Mr. Ahmed has served on our Board and as its independent Lead Director since January 2021.

•  He has also served as a member of the Board of Directors and independent Lead Director of MNK since August 2014.

•  Mr. Ahmed has been an executive director of Ritz Tiles, an importer and distributor of tiles, since 2002.

•  He is also a director for investment holding companies and a real estate investment trust, and previously held directorships with other companies in the clothing and textile industry.

QUALIFICATIONS

•  Mr. Ahmed’s over 25 years of finance and leadership experience as well as related industry and investment experience is a significant asset to the Board.

AGE 72 DIRECTOR SINCE January 2021 Non-Independent Chairman of the Board COMMITTEES • Nominating and Corporate Governance (Chair) • Compensation (Chair)	John A. Copelyn

BACKGROUND

•  Mr. Copelyn has served on our Board as its non-executive Chairman since January 2021.

•  He has also served as the non-executive Chairman of the Board of Directors of MNK since December 2014 and commenced service on the Board of Directors of MNK in June 2011.

•  He has served as the Chief Executive Officer of Hoskins Consolidated Investments, an investment holding company (“HCI”), since 1997.

•  He has also served as a non-executive independent director of Platinum Group Metals Ltd., a mining company focused on platinum and palladium, since May 2018.

•  He previously served as a member of the parliament of South Africa from 1994 to 1997 and as General Secretary in various unions in the clothing and textile industry from 1974 to 1994.

QUALIFICATIONS

•  Mr. Copelyn’s leadership positions at natural resource and financial companies, as well as his policymaking and public affairs experience provide valuable insight to the Board.

The following Class II directors’ terms will continue until the 2025 annual meeting of stockholders and are not submitted for election at the Annual Meeting:

AGE 52 DIRECTOR SINCE January 2021 Non-Independent COMMITTEES • Environmental, Safety and Corporate Responsibility • Compensation	Theventheran G. Govender

BACKGROUND

•  Mr. Govender has served as a member of our Board since January 2021.

•  He has also served as a member of the Board of Directors of MNK since September 2018.

•  Mr. Govender has served as an Executive Director at HCI since 1998 and was formerly HCI’s Chief Financial Officer from 2001 to August 2019.

•  He also serves as a director on the boards of directors of several of HCI’s subsidiaries.

QUALIFICATIONS

•  Mr. Govender brings significant financial and executive experience to Montauk that enables him to make insightful contributions regarding our business strategy and growth plans.

Montauk Renewables, Inc.| 2023 Proxy Statement – 5

AGE 65 DIRECTOR SINCE June 2021 Independent COMMITTEES • Environmental, Safety and Corporate Responsibility (Chair) • Audit	Yunis Shaik

BACKGROUND

•  Mr. Shaik has served on our Board since June 2021.

•  He also serves as an Executive Director of HCI, a position he has held since April 2014. Prior to serving as Executive Director, Mr. Shaik served as non-executive director of HCI.

•  He also currently serves as Non-Executive Chairman of Hosken Passenger Logistics & Rail Ltd. and Chairman of Golden Arrow Bus Services (PTY) Ltd.

•  Before joining HCI, Mr. Shaik was an attorney of the High Court of South Africa and in private practice.

•  He is the former Deputy General Secretary of the Southern African Clothing and Textile Workers Union and a director of Workers’ College.

•  He served as Senior Commissioner of the Commission for Conciliation, Mediation and Arbitration in KwaZulu Natal.

QUALIFICATIONS

•  Mr. Shaik’s extensive legal background, policy and executive experience enables him to help Montauk navigate the complex challenges and opportunities present in our industry sector.

6 – Montauk Renewables, Inc.| 2023 Proxy Statement

INFORMATION REGARDING OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Diversity

The Board recognizes the importance and strategic value of having diverse viewpoints and backgrounds amongst our directors. The table below provides demographic information regarding our current Board members.

Board Diversity Matrix (as of April 1, 2023)

Total Number of Directors: 6

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	5	—	—
Part II: Demographic Background
African American or Black	—	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	2	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	2	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+			—
Did Not Disclose Demographic Background			—

Corporate Governance Highlights

Our Board has a strong commitment to ethical conduct and good corporate governance, which promotes the long-term interests of stockholders, strengthens Board and management accountability and helps build public trust in the Company. Below is a summary of the Company’s current corporate governance policies.

•	Separation of CEO and Chairman – The roles of the Chief Executive Officer and the Chairman of the Board are separate.

•	Independent Lead Director who is separate from both the Chairman and the CEO.

•

Governance Guidelines – The Board has adopted Corporate Governance Guidelines (the “Guidelines”) which provide a framework for the effective governance of the Company. The Guidelines address matters such as the Board’s role, a director’s responsibilities, director qualification standards, and Board leadership and committee structure, among other matters. The Board regularly reviews developments in corporate governance and updates the Guidelines and other governance materials as it deems necessary and appropriate. The Guidelines are available on the Company’s website at https://ir.montaukrenewables.com/.

•

Board and Committee Meeting Attendance – In Fiscal 2022, each director attended at least 75% of the meetings of the Board and the committees on which the director served but for Mr. Raynor who resigned from the Board on February 28, 2022.

•	No Poison Pill – The Company currently does not have a poison pill in place.

•

Stock Ownership Guidelines for Directors and Executive Officers – The Company adopted Stock Ownership Guidelines for our directors and executives to effectively link the interests of management and our stockholders, while also promoting an ownership culture across the organization. We believe that Company stock should be acquired and held in quantities that encourage management to make decisions and take actions that will enhance Company performance and increase its value.

•

Policy Prohibiting Hedging, Pledging and Short Sales of Company Securities – Our Insider Trading Policy (“Policy”) prohibits the hedging, pledging and short sales of Company securities by members of the Board of Directors, all executive officers and employees of the Company, as well as their family members and designees, as further detailed in the Policy.

Montauk Renewables, Inc.| 2023 Proxy Statement – 7

•	Clawback policy for restatement of financial statements due to misconduct.

•	Code of Business Conduct and Ethics and associated training programs.

Code of Business Conduct and Ethics

All our directors, officers and employees must adhere to our Code of Business Conduct and Ethics (the “Code”). The Code is available on our website at https://ir.montaukrenewables.com.

The Code is designed to deter wrongdoing and promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that Montauk files with, or submits to, the SEC or any other governmental agency and in other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	the prompt internal reporting of violations of the Code to the persons identified therein; and

•	accountability for adherence to the Code.

We view violations of the Code very seriously and aggressively investigate all alleged misconduct. Personal consequences for violations can be severe and can include termination of employment. All persons are strongly encouraged to promptly report any Code-related concerns to the Company. Individuals can report a concern or potential violation of the Code:

•	By speaking with the employee’s immediate supervisor, another supervisor or member of management, or by contacting Human Resources;

•	In a writing directed to Montauk Renewables Inc., Attention: Chief Legal Officer and Secretary, 5313 Campbells Run Road, Suite 200, Pittsburgh, PA 15205; or

•

By calling the Company’s toll-free, third-party managed, hotline at 1-833-222-3934. The hotline is available twenty-four (24) hours a day and may be used on a confidential and anonymous basis (where allowed by law).

Director Independence and Controlled Company Exemption

Certain stockholders, which are Messrs. Copelyn’s and Govender’s respective affiliates, have entered into the Consortium Agreement, dated January 26, 2021, whereby the parties agreed to act in concert with respect to voting our common stock in the election of directors, among other matters. The Consortium Agreement is described in the “Certain Relationships and Related Person Transactions” section of this proxy statement.

The parties to the Consortium Agreement beneficially own approximately 52.1% of our common stock as of April 14, 2023. As a result, we are a “controlled company” within the meaning of the Nasdaq listing rules. We will remain a “controlled company” so long as more than 50% of the voting power for the election of directors is held by parties to the Consortium Agreement. As such, we intend to avail ourselves of the controlled company exemptions under the Nasdaq listing rules. As a controlled company, we are not required to have a majority of our Board comprised of “independent directors,” as defined under the Nasdaq listing rules, or to have a Compensation Committee or a Nominating and Corporate Governance Committee composed of independent directors. We may continue to rely on these exemptions so long as we remain a “controlled company.”

The “controlled company” exemption does not modify the independence requirements for the Audit Committee, and we comply with the requirements of Rule 10A-3 of the Exchange Act and the Nasdaq listing rules, which require that our Audit Committee be composed of at least three members, all of whom are independent.

The Board has undertaken a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, the Board has affirmatively determined that Messrs. Ahmed and Shaik, and Ms. Cunningham are “independent directors” as defined under the Nasdaq listing requirements and Rule 10A-3 of the Exchange Act. In making these independence determinations, our Board reviewed and discussed information provided by the directors to us about each director’s business and personal activities and relationships as they may relate to us and our

8 – Montauk Renewables, Inc.| 2023 Proxy Statement

management. In addition to determining whether each director satisfies the director independence requirements set forth in the Nasdaq listing requirements, in the case of members of the Audit Committee (comprised of Messrs. Ahmed and Shaik and Ms. Cunningham), our Board also made an affirmative determination that all members of the Audit Committee satisfy independence requirements under SEC rules. The Board also affirmatively determined that Messrs. Jacobson and Raynor were independent under the Nasdaq listing standards and under Rule 10A-3 of the Exchange Act prior to their departures from the Board on March 30, 2023 and February 28, 2022, respectively.

Board Leadership Structure

Our Bylaws and Guidelines give the Board flexibility to determine whether the roles of Chief Executive Officer and Chairman of the Board should be held by the same person or by two separate individuals. When the roles of Chairman of the Board and Chief Executive Officer are combined in one individual or if the Chairman of the Board is a non-independent director, the Board may also designate an independent Lead Director to provide additional leadership and guidance to the Board.

The Board believes that our stockholders are best served at this time by having both a Lead Director and a Chairman of the Board, both of which are integral parts of our Board structure and effective corporate governance. Currently, Mr. Ahmed serves as our independent Lead Director, and Mr. Copelyn serves as our Chairman of the Board. Both bring considerable skills and experience, as described above, to their Board leadership roles.

The independent Lead Director will:

•	preside at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors;

•	serve as liaison between the Chairman of the Board and the independent directors;

•	approve information to be sent to the Board;

•	approve meeting agendas for the Board;

•	approve meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	have the authority to call meetings of independent directors; and

•	if requested by major stockholders, be available for consultation and direct communication.

The active involvement of our independent directors, combined with the qualifications and significant responsibilities of our Chairman, independent Lead Director and other directors, provide balance on the Board and promote strong, independent oversight of our management and affairs, including risk.

The positions of Chairman of the Board and Chief Executive Officer are currently held by different individuals. The Board believes that the current separation of the roles of Chief Executive Officer, Chairman of the Board and independent Lead Director enhances the ability of the Board to carry out its roles and responsibilities on behalf of the stockholders and benefits the Company’s overall corporate governance. Our Chief Executive Officer is responsible for determining the strategic direction and the day-to-day leadership of our Company. Our Chairman facilitates and provides leadership to our Board and executive management and ensures they are focused on key issues. The Chairman of the Board shares a common understanding of the organization with the executive management and provides focus to ensure our Board is effective in setting and implementing the Company’s strategy in coordination with our independent Lead Director.

Role of the Board in Risk Oversight

The Board and each of its committees has an active role in overseeing management of the Company’s risks. The Board regularly reviews information regarding our credit, liquidity and operations, among other matters. The Audit Committee’s charter mandates the Audit Committee to review and discuss with management, and our independent registered public accounting firm, as appropriate, our major financial risk exposures and the steps taken by management to monitor and control these exposures, including review of the state of the Company’s cybersecurity, emerging cybersecurity developments and threats, and the Company’s strategy to mitigate cybersecurity risks. The Compensation Committee is responsible for overseeing risks related to the Company’s overall compensation policies and programs and assessing whether such policies and programs encourage excessive or inappropriate risk taking. The Nominating Committee manages risks associated with the independence of the Board and potential conflicts of interest. The Environmental, Safety and Corporate Responsibility Committee provides oversight of risks associated with environmental and safety related matters. While each committee is

Montauk Renewables, Inc.| 2023 Proxy Statement – 9

responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

Meeting Information

The Board of Directors held nine meetings during Fiscal 2022. Each director attended at least 75% of the total number of meetings of the Board and the committees on which they served with the exception Mr. Raynor who resigned from the Board of Directors on February 28, 2022. We expect all directors to attend our Annual Meeting absent exceptional circumstances.

All directors then serving on the Board attended the Annual Meeting in June 2022.

The Chairman of the Board presides over each Board meeting. The Board meets as frequently as it may determine necessary or appropriate considering current circumstances and in accordance with the schedule determined by the Chairman of the Board. An executive session of the non-management directors is held in conjunction with each regular meeting of the Board that is presided over by the Chairman. The Board also holds at least two executive sessions comprised only of independent directors annually at which our independent Lead Director presides.

The Company has established four standing committees of the Board, each of which operates under a written charter: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Environmental, Safety and Corporate Responsibility Committee (the “ESCR Committee”). The composition and responsibilities of each committee are described below. Members will continue to serve on these committees until their resignation or until otherwise determined by our Board.

Board Committees

The Board has four standing committees: Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and the ESCR Committee.

The following table provides membership and meeting information for each of the Board committees as of April 1, 2023:

Director Name	Board	AC	CC	NCG	ESCR
Mohamed H. Ahmed	✓	Chair		✓
John A. Copelyn	✓		Chair	Chair
Jennifer Cunningham	✓	✓			✓
Theventheran (Kevin) G. Govender	✓		✓		✓
Sean F. McClain	✓
Yunis Shaik	✓	✓			Chair
Number of Meetings in Fiscal 2022	9	9	5	4	4

AC stands for “Audit Committee”

CC stands for “Compensation Committee”

NCG stands for “Nominating and Corporate Governance Committee”

ESCR stands for “Environmental, Safety and Corporate Responsibility Committee”

Committee Functions

Below is a description of the Board’s four standing committees. The written charters of the committees, our Guidelines and Code are available on the Investor Relations section of our website at https://ir.montaukrenewables.com. Each of the committees has the authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Audit Committee: Our Audit Committee consists of Messrs. Ahmed (chair) and Shaik and Ms. Cunningham. The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Exchange Act, assists the Board in overseeing the Company’s financial reporting process. You can find additional information about the functions of the Audit Committee under

10 – Montauk Renewables, Inc.| 2023 Proxy Statement

the “Audit Committee Report” section of this proxy statement. The Board has determined that all the members of the Audit Committee are financially literate and independent, within the meaning of the Nasdaq listing standards and Rule 10A-3 of the Exchange Act and each of Messrs. Ahmed and Shaik qualifies as an audit committee financial expert in accordance with SEC rules.

The Audit Committee (1) assists the Board in its oversight of (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditors’ qualifications, independence, and performance, and (d) the performance of the Company’s internal audit function; (2) prepares the committee’s report to be included in the Company’s annual proxy statement; (3) advises and consults with management and the Board regarding the financial affairs of the Company; and (4) appoints, compensates, retains, terminates, oversees and evaluates the work of the Company’s independent auditors. The committee has the sole authority to appoint, retain, terminate and replace the Company’s independent auditors, subject to stockholder ratification with respect to retention at the next regularly scheduled annual meeting of stockholders.

Management is responsible for the Company’s financial reporting process and system of internal controls and for the preparation and presentation of consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The independent auditors are responsible for planning and carrying out an audit of the financial statements and internal control over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board (“PCAOB”) and issuing a report on that audit. The committee’s responsibility is to provide oversight to these processes. The committee does not certify the financial statements or guarantee the auditor’s report. To fulfill the audit committee’s oversight role, the committee relies (without independent verification) on the information provided to it, the representations made by management and the independent auditors and the report of the independent auditors.

Compensation Committee: Our Compensation Committee consists of Messrs. Copelyn (chair) and Govender. Messrs. Copelyn and Govender are not independent within the meaning of the Nasdaq listing standards. We intend to comply with the independence requirements for the members of the Compensation Committee within the time periods specified under, and as required by, applicable rules.

Our Compensation Committee is responsible for, among other things, (1) establishing the Company’s policies, programs and procedures for compensating and providing benefits to its officers and non-employee directors; (2) administering the Company’s equity and cash incentive plans (including reviewing, recommending and approving stock option and other equity incentive grants to officers); and (3) preparing the committee’s report to be included in the Company’s annual proxy statement. The Compensation Committee has the power to investigate any matter brought to its attention within the scope of its duties and authority.

The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee. The Compensation Committee administers the Montauk Renewables, Inc. Equity and Incentive Compensation Plan (the “Plan”). The Compensation Committee has not, as of the date of this proxy statement, delegated authority to any of the Company’s officers to make awards under the Plan. Neither the Compensation Committee nor management has retained a compensation consultant as of the date of this proxy statement.

Environmental, Safety and Corporate Responsibility Committee: Our ESCR Committee consists of Messrs. Shaik (chair) and Govender, and Ms. Cunningham. The Committee provides oversight of the Company’s policies and management systems with respect to environmental, safety, sustainability and corporate social responsibility policies, objectives, practices and risk exposures. The Committee’s scope includes oversight of the development and implementation of the Company’s environmental, social, and governance strategy, initiatives and disclosures.

Nominating and Corporate Governance Committee: The Nominating and Corporate Governance Committee consists of Messrs. Copelyn (chair) and Ahmed. Mr. Ahmed has been determined to be independent by the Board within the meaning of the Nasdaq listing standards. Mr. Copelyn is not independent within the meaning of such listing standards. We intend to comply with the independence requirements for all members of the Committee within the time periods specified under, and as required by, applicable rules.

Our Nominating and Corporate Governance Committee is responsible for, among other things, (1) identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board; (2) recommending candidates (a) for election as directors at annual meetings of stockholders and (b) to fill Board vacancies and newly-created director positions; (3) recommending whether incumbent directors should be nominated for re-election to the Board upon expiration of their terms; (4) developing, recommending and annually reviewing the Guidelines and overseeing corporate governance

Montauk Renewables, Inc.| 2023 Proxy Statement – 11

matters applicable to the Board and the Company’s employees; (5) overseeing an annual review and evaluation of the Board and its committees; and (6) assessing and making recommendations to the Board regarding appointments to committees of the Board. The Nominating and Corporate Governance Committee has the power to investigate any matter brought to its attention within the scope of its duties.

Director Nominations. The Nominating and Corporate Governance Committee evaluates director nominees for election to the Board in the context of the current composition of the Board, skill set and experience needs, our operating requirements and the long-term interests of our stockholders. The Nominating and Corporate Governance Committee is responsible for periodically assessing, developing and communicating with the Board concerning the appropriate criteria required of Board members and the composition of the Board as a whole. This assessment includes factors that the Nominating and Corporate Governance Committee believes are necessary for one or more directors to possess, including independence; skill; integrity; diversity with respect to race, ethnicity, gender and sexual orientation; age; background and experience with comparable businesses and industries; the candidate’s experience relative to that of the rest of the Board; the extent to which the candidate will be a valuable and complimentary addition to the Board and any committees thereof; and any other factors that the Nominating and Corporate Governance Committee deems relevant to the current needs of the Board. All director nominees must possess the minimum qualifications of integrity, collegiality and business acumen.

Under the Nominating and Corporate Governance Committee’s charter, which incorporates a form of the “Rooney Rule,” when identifying candidates for Board membership, the Nominating and Corporate Governance Committee will include, and will request that any search firm it engages include gender and racially/ethnically diverse candidates in the pool of candidates from which director nominees are selected. The Nominating and Corporate Governance Committee assesses the effectiveness of this policy as part of its regular consideration of Board composition and the director recruitment process.

Overboarding Limits. A director who also serves as an executive officer of a public company may not serve on more than two U.S. public company boards, including our Board. Other directors may not serve on more than four U.S. public company boards, including our Board. Exceptions to these limits will be approved on a case-by-case basis by the Board, upon a recommendation by the Nominating and Corporate Governance Committee.

No Term Limits. The Board does not believe that it should limit the number of terms for which an individual may serve as a director. While term limits facilitate Board refreshment, they can also result in the loss of experience and expertise that is critical to effective operation of the Board. Longer tenured directors can provide valuable insight into the Company and its operations. To ensure that the Board continues to evolve and benefit from fresh perspectives and ideas, the Nominating and Corporate Governance Committee evaluates the qualifications and contributions of each incumbent director before recommending the nomination of such director for an additional term.

Stockholder Director Nominees. The Nominating and Corporate Governance Committee will consider stockholder recommendations of director candidates for election to the Board. The Nominating and Corporate Governance Committee uses the same evaluation process for all director candidates, described above, including for director candidates identified by stockholders. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board at an annual meeting of stockholders may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Nominating and Corporate Governance Committee, Montauk Renewables, Inc., 5313 Campbells Run Road, Suite 200, Pittsburgh, PA 15205, Attn: Chief Legal Officer and Secretary, generally not less than 90 nor more than 120 calendar days prior to the first anniversary of the date on which the Company held the preceding year’s annual meeting of stockholders. Submissions must include, among other things, the full name of the proposed candidate, a description of the proposed candidate’s business experience for at least the previous five years, the number of Company securities owned by the candidate, complete biographical information, including a completed questionnaire, in the form provided by the Chief Legal Officer and Secretary of the Company, with respect to the identity and background of the proposed candidate, a description of the proposed candidate’s qualifications as a director, and such other information as required by our Bylaws. Any such submission must be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director, if elected.

Compensation Committee Interlocks and Insider Participation

None of our directors who serve as a member of our Compensation Committee is or has at any time during the past year been an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving on the board of directors or compensation committee.

12 – Montauk Renewables, Inc.| 2023 Proxy Statement

Communications with the Board

Stockholders or other interested parties may contact the Board or one or more of our directors with issues or questions about Montauk by mailing correspondence to our Chief Legal Officer and Secretary at 5313 Campbells Run Road, Suite 200, Pittsburgh, PA 15205. Our legal team will review incoming communications directed to the Board and, if appropriate, will forward such communications to the appropriate member(s) of the Board or, if none is specified, to the Chairman of the Board. We will generally not forward a communication that is primarily commercial in nature, is improper or irrelevant, or is a request for general information about Montauk.

Corporate Governance Guidelines

The Board has documented certain of our governance practices in the Guidelines. The Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, Board meetings and involvement of senior management, management performance evaluation and succession planning, and Board committees and compensation. The Guidelines, as well as the charters for each committee of the Board, are available on the Investor Relations section of our website at https://ir.montaukrenewables.com.

Insider Trading Policy / No Hedging and Pledging Policy

Our Policy prohibits all members of our Board and all officers and employees of the Company and its subsidiaries, as well as their family members and designees, from engaging in hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, or through other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company securities. The Insider Trading Policy further prohibits such persons from pledging, hypothecating or otherwise using Company securities as collateral for a loan or other form of indebtedness.

Audit Committee Report

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2022 with management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in Montauk’s Annual Report on Form 10-K for the year ended December 31, 2022.

Audit Committee:

Mohamed H. Ahmed (Chairperson)

Jennifer Cunningham

Yunis Shaik

This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, and will not be otherwise deemed “soliciting material” or “filed” under the Securities Act or Exchange Act.

Montauk Renewables, Inc.| 2023 Proxy Statement – 13

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT AUDITOR

Grant Thornton LLP served as our independent registered public accounting firm for the year ended December 31, 2022 and has been selected by the Audit Committee of the Board as our independent registered public accounting firm for the year ending December 31, 2023. The Audit Committee has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm. However, management, at the direction of the Audit Committee of the Board, is submitting the selection of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain Grant Thornton. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF GRANT THORNTON AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Fees for professional services rendered by Grant Thornton to the Company in 2022 and 2021 were as follows:

	Year Ended December 31,
	2022		2021
		(in thousands)
Audit Fees(1)	$595,691		$832,490
Audit-Related Fees	—		—
Tax Fees	—		—
All Other Fees	—		—
Total Fees	$595,691		$832,490

(1)

Audit fees represent amounts billed for professional services rendered in connection with the audits of the consolidated financial statements of the Company and assessment of internal controls over financial reporting, statutory audits, secondary listing documents filed with the JSE, and assistance with the review of documents filed with the SEC.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by Montauk’s independent registered public accounting firm, Grant Thornton LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on a case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

All fees incurred in Fiscal 2022 were pre-approved by the Audit Committee.

14 – Montauk Renewables, Inc.| 2023 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of April 14, 2023 by:

•	each director or nominee for director;

•	each named executive officer;

•	all current executive officers and directors as a group; and

•	all those known by us to be beneficial owners of more than five percent of our outstanding common stock.

This table is based upon information supplied by officers, directors and principal stockholders and Schedule 13Gs filed with the SEC by beneficial owners of more than five percent of our common stock. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 143,607,568 shares outstanding on April 14, 2023.

Except as otherwise noted, the principal business address for each of the stockholders listed in the table below is 5313 Campbells Run Road, Suite 200, Pittsburgh, PA 15205.

	Beneficial Ownership
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage
Five Percent Stockholders
Shares subject to the Consortium Agreement(2)	74,900,640	52.1%
Entity Controlled by Mr. Copelyn(3)	57,622,308	40.1%
Peresec Prime Brokers (Pty) Ltd(4)	20,245,208	14.1%
Entity Controlled by Mr. Govender(5)	17,278,332	12.0%
Directors and NEOs
Sean F. McClain(6)	1,071,444	*
John Ciroli(7)	317,298	*
Kevin A. Van Asdalan(8)	354,338	*
John A. Copelyn(3)(9)	57,622,308	40.1%
Mohamed H. Ahmed	—	—
Jennifer Cunningham	—	—
Theventheran G. Govender(5)(10)	17,526,017	12.2%
Yunis Shaik(11)	540,203	*
All directors and executive officers as a group (10 persons)(12)	77,832,844	54.2%

*	Less than 1%.

(1)

All amounts have been determined in accordance with Rule 13d-3 under the Exchange Act. A person has beneficial ownership of shares if he or she has the power to vote or dispose of such shares. This power can be exclusive or shared, direct or indirect. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock which such person has the right to acquire within 60 days of April 14, 2023. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within 60 days of April 14, 2023 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)

These shares include the shares beneficially owned by the “Entity Controlled by Mr. Copelyn” and the “Entity Controlled by Mr. Govender” described in Footnotes 3 and 5, respectively. Pursuant to the Consortium Agreement, the parties thereto have agreed to act in concert with respect to voting matters relating to the Company, including the election of directors, and have provided the other parties thereto certain pre-emptive rights with respect to any potential sale of our common stock by a stockholder party thereto. Because of the arrangements in the Consortium Agreement, the parties will be deemed to have formed a “group” for purposes of Section 13(d)(3) of the Exchange Act, and such “group” will be deemed to beneficially own an aggregate of 74,900,640 shares of our common stock, which represents approximately 52.1% of the total number of shares of our common stock issued and outstanding. As a result, we are a “controlled company” within the meaning of the Nasdaq corporate governance standards.

(3)

Based on a Schedule 13G filed on February 11, 2022, all the “Entity Controlled by Mr. Copelyn” shares are subject to the Consortium Agreement and consist of shares held indirectly by an entity under Mr. Copelyn’s control. Mr. Copelyn, who is the sole director of the

Montauk Renewables, Inc.| 2023 Proxy Statement – 15

entity, has sole voting and investment power over all of these shares. Except with respect to the Consortium Agreement, there are no voting agreements or other arrangements among the entity controlled by Mr. Copelyn as to the Company’s shares.

(4)

Based on information provided by transfer agent and Peresec Prime Brokers (Pty) Ltd. (“Peresec”). Peresec beneficially owned and had sole dispositive and voting power over 20,245,2087 shares of our common stock. The address of Peresec’s principal business office is 9th Floor Katherine Towers, 1 Park Lane, Wierda Valley, Johannesburg, South Africa 2196.

(5)

Excludes shares held by Mr. Govender described in Footnote 10. Based on a Schedule 13G filed on February 11, 2022, all the “Entity Controlled by Mr. Govender” shares are subject to the Consortium Agreement and consist of shares held indirectly by an entity under Mr. Govender’s control. Mr. Govender, who is the sole director of this entity, has sole voting and investment power over all of the shares. Except with respect to the Consortium Agreement, there are no voting agreements or other arrangements with the entity controlled by Mr. Govender.

(6)	Includes 313,455 shares related to vested options to purchase our common stock that are exercisable within 60 days of April 14, 2023 (“Vested Options”).

(7)	Includes 149,508 shares relating to Vested Options.

(8)	Includes 159,827 shares relating to Vested Options.

(9)	Mr. Copelyn does not directly own any shares of our common stock. See Footnote 3 for information regarding shares held by the entity under the control of Mr. Copelyn.

(10)

Includes 247,685 shares held by Mr. Govender indirectly through an entity that he controls, none of which are subject to the Consortium Agreement. See Footnote 5 for information regarding shares subject to the Consortium Agreement held by an entity controlled by Mr. Govender.

(11)

These shares are owned directly by K2020881083 (South Africa) Pty Ltd., and indirectly by Mr. Shaik. Mr. Shaik has sole voting and dispositive power of the shares owned directly by K2020881083 (South Africa) Pty Ltd.

(12)	Includes 159,793 shares relating to Vested Options in addition to the shares relating to Vested Options set forth in Footnotes 6 through 8 above.

16 – Montauk Renewables, Inc.| 2023 Proxy Statement

EXECUTIVE COMPENSATION

This section describes the material elements of compensation earned by or paid to the following named executive officers (“NEOs”):

•	Sean F. McClain, President and Chief Executive Officer

•	John Ciroli, Chief Legal Officer and Secretary

•	Kevin A. Van Asdalan, Chief Financial Officer and Treasurer

Summary Compensation Table (2022 and 2021)

The following table shows for the periods presented all the compensation earned by or paid to our NEOs for Fiscal 2022 and 2021:

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Nonequity Incentive Plan Compensation	All Other Compensation	Total
	($)	($) (1)	($) (2)	($) (3)	($) (4)	($) (5)	($) (6)	($)
Sean F. McClain,	2022	355,412	50,326	—	—	26,250	20,602	452,590
President and Chief Executive Officer	2021	295,287	50,325	7,922,221	1,078,593	—	23,873	9,370,299
John Ciroli,	2022	279,240	30,275	—	—	12,375	15,536	337,426
Chief Legal Officer and Secretary	2021	221,712	30,273	3,608,837	514,454	—	14,194	4,389,470
Kevin Van Asdalan,	2022	279,240	30,269	—	—	12,375	13,458	335,342
Chief Financial Officer and Treasurer	2021	222,712	30,428	4,033,357	549,962	—	13,942	4,850,401

(1)	Includes base salary and paid time off payout.

(2)

This column includes cash bonuses paid to our NEOs under our discretionary annual and holiday bonus programs. The Board awarded Messrs. McClain, Ciroli and Van Asdalan discretionary cash bonuses for each of Fiscal 2022 and Fiscal 2021 in the amounts of $50,000, $30,000, and $30,000, respectively. Additionally, Messrs. McClain, Ciroli and Van Asdalan were awarded holiday bonuses for Fiscal 2022 of $326, $275, and $269, respectively, and $325, $273 and $428 for Fiscal 2021, respectively.

(3)

Amounts reflect the aggregate grant date fair value of stock awards which are computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used to estimate the fair value of the stock awards is in Note 15 of the Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The amounts included in this column for Fiscal 2021 are comprised of restricted stock (“RS”) and restricted stock unit (“RSU”) awards granted to our NEOs on January 28, 2021. None of our NEOs received a stock award for Fiscal 2022.

(4)

Amounts reflect the aggregate grant date fair value of stock option awards which are computed in accordance with FASB ASC Topic 718. The Fiscal 2021 values were calculated using a BlackScholes pricing model with a volatility indicator of 32% and an annual interest rate of 0.5%. None of our NEOs received an option award for Fiscal 2022.

(5)	This column includes 2022 incentive-based cash performance bonuses paid to our NEOs under our non-equity incentive performance bonus program.

(6)

Amounts reflected in this column represent the values of all other compensation awarded to the NEOs. The Supplemental Compensation Table below provides additional information regarding the components of “All Other Compensation” for Fiscal 2022.

Supplemental Compensation Table

Name	Contributions to 401(k) Plan ($) (1)	Life Insurance ($) (2)	Total ($)
Sean F. McClain	20,287	315	20,602
John Ciroli	15,053	483	15,536
Kevin A. Van Asdalan	13,143	315	13,458

(1)	This column reflects the 2022 contributions made by the Company on behalf of the NEO under our 401(k) plan.

(2)	This column reflects the 2022 dollar value of Company-paid premiums to secure and maintain a term life insurance policy for the NEO while such person remains an active employee of the Company.

Montauk Renewables, Inc.| 2023 Proxy Statement – 17

Narrative Disclosure to Summary Compensation Table

Employment Agreements with Executive Officers

In connection with his appointment as President and Chief Executive Officer, Mr. McClain entered into an employment agreement, effective September 25, 2019. Pursuant to his employment agreement, Mr. McClain receives an annual salary started at $260,000 and has increased to the amount reflected in the Summary Compensation Table above and is eligible to participate in the Company’s annual performance bonus plan, with a target amount equal to 50% of his annual base salary, determined by individual and Company performance goals. Mr. McClain is entitled to receive additional incentive compensation on a discretionary basis as approved annually by the Board. Mr. McClain is also entitled to participate in the Company’s 401(k) and benefit plans available to all employees. Mr. McClain’s employment agreement provides that, subject to his execution of a release of claims and compliance with certain post-termination restrictive covenants (including a 12 month post-termination non-compete), he will receive the following payments and benefits upon a termination by the Board without cause or upon Mr. McClain’s termination of his employment for good reason: (1) continued payment of base salary for a period of 12 months following his termination date, (2) the cost of COBRA premiums for Mr. McClain and his family for 12 months following his termination date, and (3) a pro rata bonus for the year in which such termination occurred (as well as any accrued but unpaid bonus for any prior fiscal year). In the event Mr. McClain’s employment terminates as a result of his death or permanent disability, he will receive continued salary through the date on which such death occurred or continued salary for six months after the permanent disability is determined, respectively, as well as a pro rata bonus for the year in which such termination occurred (as well as any accrued but unpaid bonus for any prior fiscal year).

In connection with his employment, Mr. Ciroli entered into an employment agreement, effective June 1, 2020. Pursuant to his employment agreement, Mr. Ciroli receives an annual base salary started at $190,000 and has increased to the amount reflected in the Summary Compensation Table above and is eligible to participate in the Company’s annual performance bonus plan, with a target amount equal to 30% of his annual base salary, determined by individual and Company performance goals. Mr. Ciroli is also entitled to participate in the Company’s 401(k) and benefit plans available to all employees. Mr. Ciroli’s employment agreement does not provide for any payments or benefits in the event of termination for any reason.

In connection with his employment as Chief Financial Officer, Mr. Van Asdalan entered into an employment agreement, effective September 25, 2019. Pursuant to his employment agreement, Mr. Van Asdalan receives an annual base salary started at $190,000 and has increased to the amount reflected in the Summary Compensation Table above and is eligible to participate in the Company’s annual performance bonus plan, with a target payout equal to 30% of his annual base salary, determined by individual and Company performance goals. Mr. Van Asdalan is also entitled to participate in the Company’s 401(k) and benefit plans available to all employees. Mr. Van Asdalan’s employment agreement does not provide for any payments or benefits in the event of termination for any reason.

2022 Performance Bonus Awards

For 2022, Messrs. McClain, Ciroli and Van Asdalan were eligible to earn a target cash performance bonus equal to approximately 50%, 30%, and 30% of such NEO’s 2022 base salary, respectively, based on achievement of 95% or more of the Company’s Fiscal 2022 Adjusted EBITDA goal of $90,810,267 (calculated as described below) performance target. The Compensation Committee calculated achievement and payout of the performance bonus based on full calendar year 2022 performance. For purposes of this calculation, Adjusted EBITDA was determined as follows: Earnings before income tax, interest, depreciation, depletion, amortization, other income, and certain other non-operating charges as determined by the Compensation Committee. The payment of bonuses to an NEO, as with all other employees, is also subject to completion of required Company trainings.

The Compensation Committee awarded performance bonuses to our NEOs in the amount of 15% of the aforementioned target bonus percentage under our non-equity incentive compensation bonus program due to the achievement of 91% of the Adjusted EBITDA goal.

Name	Base Salary ($)	Target Award (Percentage of Base Salary)	Percentage of Target Award Earned	Incentive Plan Compensation ($)
Sean F. McClain	350,000	50%	15%	26,250
John Ciroli	275,000	30%	15%	12,375
Kevin A. Van Asdalan	275,000	30%	15%	12,375

18 – Montauk Renewables, Inc.| 2023 Proxy Statement

Long-Term Equity Compensation

Montauk Renewables, Inc. Equity and Incentive Compensation Plan

The Board adopted the Plan in January 2021. The Plan provides the Board and the Compensation Committee with the authority to cash and equity-based awards in the forms of restricted stock, restricted stock units, stock options, performance awards and other awards. On January 28, 2021, the Board approved, in accordance with the Plan, the grant of 264 RSUs (with each representing one share of common stock) to all then actively employed personnel in the Company, including our NEOs, and our NEOs also received RS and Option awards as follows: Mr. McClain—695,889 shares of RS and an Option to purchase 313,455 shares of common stock; Mr. Ciroli—317,121 shares of RS and an Option to purchase 149,508 shares of common stock; and Mr. Van Asdalan—354,161 shares of RS and an Option to purchase 159,827 shares of common stock. The RS, RSUs and Option awards are subject to vesting requirements and continued service, as well as the terms and conditions of the Plan and related award agreements.

For RS awards made to our NEOs on January 28, 2021, the vesting schedule is detailed below in the Outstanding Equity Awards at Fiscal Year-End 2022 section of this proxy statement. All Option and RSU grants to our NEOs were subject to a one year vesting period and vested on January 28, 2022. The RS awards continue to vest subject to continued employment over the applicable vesting period and provided that, in the event of a termination of employment without cause by the Company, or due to death, disability, or retirement (as defined in the award agreement), the awards will vest; provided, however, that in the case of retirement, the awards will pro rata vest. The RS awards also provide that, if the awards are assumed in a change in control transaction, such awards will vest if a “double-trigger” occurs (i.e., a change in control transaction plus a termination of employment without cause during the remaining vesting term of the awards).

The RS, Option and RSU award agreements also include restrictive covenants, including one-year non-compete and non-solicit covenants during employment and for one year thereafter, confidentiality and protection of intellectual property covenants.

401(k) Plan

The NEOs participate in a 401(k) plan (the “401(k) Plan”), under which fixed annual contributions are made for the account of each participating employee. After two months of employment, an employee is eligible to participate in the 401(k) Plan. Upon reaching eligibility, the Company automatically funds a contribution of 3% of eligible compensation on the employee’s behalf and will match 50% of the employee’s first 4% voluntary deferral.

Stock Ownership Guidelines

We have adopted Stock Ownership Guidelines (the “Stock Guidelines”) for directors, executives and key managers to effectively link the interests of management and our stockholders and to promote an ownership culture throughout our organization. We believe that Company stock should be acquired and held in quantities that encourage management to make decisions and take actions that will enhance Company performance and increase its value. The Stock Guidelines were adopted by the Board in January 2021 and are periodically reviewed by the Compensation Committee. Employees have the later of five years from the effective date of the Stock Guidelines or five years from the date they become subject to the Guidelines to acquire the requisite holdings.

Our current Stock Guidelines are:

Role	FY 2022 Multiple of Base Salary or Director Fee (1)
President and CEO	4X
All Other Executive Officers Reporting to the President and CEO	3X
Non-Employee Directors	3X

(1)	Company stock owned outright, vested and unvested RS and RSUs, and Options count toward fulfilling the Stock Guidelines.

Montauk Renewables, Inc.| 2023 Proxy Statement – 19

Outstanding Equity Awards at Fiscal Year-End – 2022

The following table summarizes the equity awards the Company granted to the NEOs that were outstanding as of the year ended December 31, 2022. All awards were made under the Plan. In accordance with the applicable SEC disclosure guidance, this table and the accompanying footnotes do not account for any awards that may have been exercised or have vested pursuant to their terms in the ordinary course since the end of 2022.

	Option Awards					Stock Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)
Sean McClain(1)	1/28/2021	313,455	—	11.38	1/28/2031	72,663	801,473
John Ciroli (2)	1/28/2021	149,508	—	11.38	1/28/2031	167,613	1,848,771
Kevin Van Asdalan(3)	1/28/2021	159,827	—	11.38	1/28/2031	143,807	1,586,191

(1)

On January 28, 2021, Mr. McClain was granted Options which fully vested on the first anniversary of the date of grant. The Options are exercisable at a price of $11.38 per share. On such date, Mr. McClain was also granted an RS award of which 72,663 shares will vest on August 26, 2023, subject to continued employment and the other terms of the award.

(2)

On January 28, 2021, Mr. Ciroli was granted Options which fully vested on the first anniversary of the date of grant. The Options are exercisable at a price of $11.38 per share. On such date, Mr. Ciroli was also granted an RS award of which 56,989 shares will vest on August 26, 2023, 55,312 shares will vest on August 26, 2024, and 55,312 shares will vest on August 26, 2025.

(3)

On January 28, 2021, Mr. Van Asdalan was granted Options which fully vested on the first anniversary of the date of grant. The Options are exercisable at a price of $11.38 per share. On such date, Mr. Van Asdalan was also granted an RS award of which 42,753 shares will vest on August 26, 2023, 50,527 shares will vest on November 7, 2023, and 50,527 shares will vest on November 7, 2024.

(4)	Based on the closing price per share of our common stock on December 30, 2022 of $11.03.

Director Compensation

Following an assessment of director compensation practices by the Compensation Committee, the Board approved the payment of cash compensation to all non-employee directors in the amount of $100,000 annually for their Board service, effective January 1, 2022. Cash compensation to non-employee directors was paid by the Company to each director in quarterly installments. The Board retained the practice of not issuing equity compensation to non-employee directors at this time. Employee directors continue to receive no cash or equity compensation for their Board service.

The table below reflects compensation paid to the Company’s directors in Fiscal 2022.

Name	Fees earned or paid in cash ($)	Total ($)
Mohamed H. Ahmed	100,000	100,000
John A. Copelyn	100,000	100,000
Jennifer Cunningham	100,000	100,000
Theventheran (Kevin) G. Govender	100,000	100,000
Michael A. Jacobson(1)	100,000	100,000
Sean F. McClain	0	0
Bruce S. Raynor(2)	25,000	25,000
Yunis Shaik	100,000	100,000

(1)	Mr. Jacobson resigned from the Board effective March 30, 2023.

(2)	Mr. Raynor retired from the Board effective February 28, 2022.

20 – Montauk Renewables, Inc.| 2023 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Transactions

Transaction Implementation Agreement

On November 6, 2020, we entered into a transaction implementation agreement with MNK (as amended, the “Transaction Implementation Agreement”). The Transaction Implementation Agreement (“TIA”) governs the overall terms of the relationship between the Company and MNK following the distribution by MNK on January 26, 2021 of all of the outstanding shares of Montauk common stock as a pro rata dividend to holders of MNK’s ordinary shares (the “Distribution”) and the completion of the IPO.

Pursuant to the TIA, the Company executed several reorganization transactions that resulted in the Company owning all of the assets and entities through which MNK’s business and operations were conducted. Generally, the TIA provides for the termination of all intercompany agreements and accounts between the Company and its subsidiaries, on the one hand, and MNK, on the other hand, other than with respect to the promissory note described below, and was accompanied by a mutual release of claims between MNK and the Company for all matters arising prior to the Distribution. In addition, the TIA governs the treatment of access to information, rights to privileged information and record retention. Pursuant to the TIA, we paid MNK $796,000 in Fiscal 2021 and $52,000 in Fiscal 2022.

Promissory Note with MNK

In connection with the closing of the IPO and the Distribution, on January 26, 2021, the Company entered into a Loan Agreement and Secured Promissory Note (the “Initial Promissory Note”) with MNK. MNK is currently an affiliate of the Company and certain of the Company’s directors and executive officers are also directors and executive officers of MNK. Pursuant to the Initial Promissory Note, the Company advanced a cash loan of $5,000,000 to MNK for MNK to pay its dividends tax liability arising from the Distribution under the South African Income Tax Act, 1962 (Act No. 58 of 1962), as amended. On February 22, 2021, the Company and MNK entered into an Amended and Restated Promissory Note (the “Amended Promissory Note”) to increase the principal amount of the loan to a total of $7,140,000 in the aggregate. On December 22, 2021, the Company and MNK entered into the Second Amended and Restated Promissory Note (the “Second Amended Promissory Note”) to increase the principal amount of the loan to a total of $8,940,000, in the aggregate, in accordance with the Company’s obligations set forth in the TIA. On December 22, 2022, Montauk entered into the First Amendment to the Second Amended Promissory Note, by and between Montauk and MNK (the “First Amendment”), which extended the maturity date of the loan under the Second Amended Promissory Note from December 31, 2022 to June 30, 2023. All other terms of the MNK Loan Agreement remain unchanged.

Administrative Services Agreement with HCI Managerial Services Propriety Limited

Mr. Copelyn is the chief executive officer of HCI and Mr. Govender is the executive director of HCI. Messrs. Copelyn and Govender both serve on the board of directors of HCI Managerial Services (Pty) Limited, a subsidiary of HCI (“HCI Managerial”). HCI Managerial provides certain administrative services to the Company pursuant to administrative services agreements, which services include, among other matters, (1) corporate secretarial services relating to maintaining documents and records, and assisting with South African regulatory compliance matters and (2) assistance with preparation of earnings reports required by South African rules and regulations. Pursuant to our agreement with HCI Managerial, we pay a monthly fee of R20,000, plus applicable VAT thereon, for such services.

Policies and Procedures for Related Party Transactions

We adopted a written policy relating to the approval of related party transactions. A “related party transaction” is a transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, in which we participate (whether or not we are a party) and a related party has a direct or indirect material interest in such transaction. Our Audit Committee reviews and approves or disapproves, or ratifies, all relationships and related party transactions between us and (1) our directors, director nominees or executive officers, (2) more than 5% owners of our common stock, (3) any immediate family member of any person specified in (1) and (2) above, and (4) any firm, corporation or other entity in which any person specified in (1), (2) or (3) above is employed or is a partner or principal or in a similar position, or in which such person has more than a 5% beneficial ownership interest. The Audit Committee reviews all related party transactions reported to it and, where the Audit Committee determines that such transactions are in our best interests and the best interests of our stockholders, approves such transactions in advance of such transactions being given effect.

As set forth in the related party transaction policy, in the course of its review and approval or ratification of a related party transaction, the Audit Committee, in its judgment, considers all relevant factors, including but not limited to the benefits to us, the impact on the related party, the availability and terms of comparable products or services and other various factors enumerated in the policy.

Montauk Renewables, Inc.| 2023 Proxy Statement – 21

Any member of the Audit Committee who is a related person with respect to a transaction under review will not be permitted to participate in the discussions or approval or ratification of the transaction. However, such member of the Audit Committee will provide all material information concerning the transaction to the Audit Committee. Our policy also provides the Audit Committee with the discretion to pre-approve certain transactions.

The Board and the Audit Committee, in the case of the promissory note described above, approved such transaction.

22 – Montauk Renewables, Inc.| 2023 Proxy Statement

ADDITIONAL INFORMATION

When and where is the 2023 Annual Meeting?

The 2023 Annual Meeting will be held virtually, through a live, audio webcast, on Monday, June 5, 2023 at 9:00 a.m. Eastern Daylight Time. Stockholders of record may attend the Annual Meeting online, vote and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/MNTK2023 and entering the control number on the Notice, on the proxy card or on the instructions that accompanied the proxy materials.

Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set paper copy of this proxy statement and the 2023 Annual Report?

We are utilizing an SEC rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. This rule allows us to send some or all of our stockholders a Notice regarding Internet availability of proxy materials (the “Notice”). Instructions on how to access the proxy materials over the Internet or how to request a paper copy of proxy materials may be found in the Notice.

If you received a Notice and you would prefer to receive proxy materials (including a proxy card) in printed form by mail or electronically by email, please follow the instructions contained in the Notice.

Will I receive any other proxy materials by mail?

No, you will not receive any proxy materials, other than the Notice, by mail unless you request a paper copy of the proxy materials.

•

If you are a stockholder registered on the United States section of the Company’s register of stockholders with shares listed for trading on the Nasdaq, please go to www.ProxyVote.com or call 1-800-579-1639 to request a paper copy of proxy materials.

•

If you are a stockholder registered on the South African section of the Company’s register of stockholders listed for trading on the JSE, you may obtain the full set of proxy materials at www.materials.ProxyVote.com/61218C or request that a full set of the proxy materials be sent to you by making a request, in the case of shares held in the Strate Proprietary Limited System (the “Strate System”), by contacting your Central Securities Depositary Participant (“CSDP”) or broker, as applicable, and, if you are a stockholder of record, by facsimile transmission at +27 (0)11 688 5238, e-mail at proxy@computershare.co.za or mail at Computershare Investor Services Proprietary Limited, Rosebank Towers, 15 Biermann Avenue, Rosebank, 2196 (Private Bag X9000, Saxonwold, 2132) South Africa, in each case, no later than May 29, 2023.

How can I access the proxy materials over the Internet?

The Notice contains instructions on how to view the proxy materials on the Internet, vote your shares on the Internet and obtain printed or electronic copies of the proxy materials. An electronic copy of this proxy statement and the 2023 Annual Report are available at www.proxyvote.com for stockholders registered on the Company’s U.S. register of shares or www.materials.ProxyVote.com/61218C for stockholders registered on the Company’s South Africa register of shares.

Who is entitled to vote?

Stockholders as of the close of business on the Record Date (Friday, April 14, 2023) are entitled to vote their shares. For all matters, you have one vote for each share of common stock you hold in Montauk on the Record Date, including shares:

•	Held directly in your name as the stockholder of record; and

•	Held for you in an account with a broker, bank or other nominee.

We are furnishing you this proxy statement in connection with the solicitation of proxies by our Board. This proxy statement addresses the items of business for the 2023 Annual Meeting.

How do I vote?

Voting instructions are different for shares traded on the Nasdaq and on the JSE. Accordingly, we encourage you to carefully read the instructions contained in the Notice and proxy materials.

Montauk Renewables, Inc.| 2023 Proxy Statement – 23

Additional Information

How do I attend, participate in, and ask questions during the Annual Meeting?

We will be hosting our Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/MNTK2023. The meeting will start at 9:00 a.m., Eastern Daylight Time, on Monday, June 5, 2023.

If you are a stockholder registered on the United States section of the Company’s register of stockholders with shares listed for trading on the Nasdaq, you will need the control number to attend the Annual Meeting, which is included in the Notice or on your proxy card or voting instruction form received from your broker, bank or other agent if you hold your shares of common stock in “street name.” Instructions on how to attend and participate are available at www.virtualshareholdermeeting.com/MNTK2023.

If you are a stockholder registered on the South African section of the Company’s register of stockholders with shares listed for trading on the JSE with such shares held in the Strate System, you must contact your CSDP or broker, as applicable, to obtain a control number to attend the Annual Meeting which request of such CSDP or broker, as applicable, must be made no later than May 29, 2023. The CSDP or broker, as applicable, will issue you a letter of representation to attend the Annual Meeting. If you are a stockholder on the South African section of the Company’s register of stockholder with shares listed for trading on the JSE and a stockholder of record, you must advise the South African registrar if they wish to attend the Annual Meeting no later than May 29, 2023 by email at proxy@computershare.co.za or by calling +27 (0)11 370 5000. The South African registrar will issue you a control number to attend the Annual Meeting.

We recommend that you log in to our Annual Meeting webcast five minutes before 9:00 a.m., Eastern Daylight Time. The webcast will open 15 minutes before the start of the Annual Meeting.

If you would like to submit a question during the Annual Meeting, you may log in to www.virtualshareholdermeeting.com/MNTK2023 using your control number, type your question into the “Ask a Question” field, and click “Submit.”

To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. These rules of conduct will include the following guidelines:

•	You may submit questions and comments electronically through the meeting portal during the Annual Meeting.

•	Only stockholders of record as of the Record Date for the Annual Meeting and their proxy holders may submit questions or comments.

•

Questions pertinent to the Annual Meeting and related to our business will be answered during the webcast, subject to time constraints. Any pertinent questions that cannot be answered live due to time constraints will be posted and answered on our Investors Relations website, https://ir.montaukrenewables.com, as soon as practical after the Annual Meeting.

•

Questions may be omitted if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests.

•	No audio or video recordings of the Annual Meeting are permitted. A replay of the Annual Meeting will be posted to https://ir.montaukrenewables.com, as soon as practical after the Annual Meeting.

What if I have technical difficulties or trouble accessing the Annual Meeting?

If you encounter any technical difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/MNTK2023 or at www.ProxyVote.com. Technical support will be available at least 15 minutes before the commencement of the Annual Meeting starting at 8:45 a.m., Eastern Daylight Time on June 5, 2023.

How can I vote and what am I voting on?

Stockholders on the United States Register

For stockholders registered on the United States section of the Company’s register of stockholders with shares listed for trading on the Nasdaq, if you choose to vote your shares online during the Annual Meeting, please follow the instructions provided on the Notice to log in to www.virtualshareholdermeeting.com/MNTK2023. You will need the 16-digit control number included on your Notice, on your proxy card, or on the voting instructions form that accompanied your proxy materials.

24 – Montauk Renewables, Inc.| 2023 Proxy Statement

Additional Information

Even if you plan to attend or participate in the Annual Meeting, Montauk strongly recommends that you vote your shares in advance as described below so that your vote will be counted if you subsequently decide not to attend the Annual Meeting.

Whether you hold your shares directly as the stockholder of record or beneficially in street name, you may vote without attending the Annual Meeting in one of the following manners:

By Internet: Go to www.ProxyVote.com and follow the instructions. You will need the 16-digit control number included on your proxy card or voting instruction form;

By Telephone: Dial 1-800-690-6903. You will need the control number included on your Notice, proxy card or voting instruction form; or

By Mail: Complete, date and sign your proxy card or voting instruction form and mail it.

If you vote on the internet or by telephone, you do not need to return your proxy card or voting instruction form. Internet and telephone voting for stockholders is available 24 hours a day, and will close at 11:59 p.m., Eastern Daylight Time, on June 4, 2023.

Stockholders on the South African Register

For stockholders registered on the South African section of the Company’s register of stockholders on the JSE, if you choose to vote your shares online during the Annual Meeting, you must request a letter of representations and control number from your CSDP, broker, or the South African registrar, as applicable, as provided below in advance of the Annual Meeting by 15:00 South African Time on May 29, 2023.

Even if you plan to attend and participate in the Annual Meeting, Montauk strongly recommends that you vote your shares in advance as described below so that your vote will be counted if you subsequently decide not to attend the Annual Meeting. To vote in advance of the Annual Meeting, use one of the following methods by 15:00 South African Time on May 29, 2023:

•

If you are a stockholder with shares held on the Strate System, you may cast your vote by providing your CSDP or broker, as applicable, with voting instructions. In the absence of such instructions, your CSDP or broker will vote in accordance with the instructions contained in the custody agreement or mandate between you and such CSDP or broker.

•

If you are a stockholder of record, you may cast your vote by contacting the South African registrar by facsimile transmission at +27 (0)11 688 5238, e-mail at proxy@computershare.co.za or mail at Computershare Investor Services Proprietary Limited, Rosebank Towers, 15 Biermann Avenue, Rosebank, 2196 (Private Bag X9000, Saxonwold, 2132) South Africa.

Such stockholders are not permitted to transfer their shares to the United States section of the Company’s register any time following the end of trading in South Africa on May 29, 2023 and until the conclusion of the Annual Meeting on June 5, 2023.

Proxies and Voting

The persons named as proxies, Messrs. Kevin A. Van Asdalan and John Ciroli, have informed Montauk of their intention, if no contrary instructions are given, to vote the shares represented by such proxies as follows:

•	FOR the election of each person nominated to serve as a director of Montauk (Proposal No. 1);

•

FOR the ratification of the appointment of Grant Thornton LLP, an independent registered public accounting firm, as the independent auditor of Montauk for the year ending December 31, 2023 (Proposal No. 2); and

•	In accordance with their judgment on any other matters which may properly come before the Annual Meeting.

The Board does not know of any other business to be brought before the Annual Meeting other than as indicated in the Notice of Annual Meeting of Stockholders. If other matters are properly presented at the Annual Meeting, the persons named as proxies may vote on such matters in their discretion. In addition, the persons named as proxies may vote your shares to adjourn the Annual Meeting and will be authorized to vote your shares at any adjournments or postponements of the Annual Meeting.

Montauk Renewables, Inc.| 2023 Proxy Statement – 25

Additional Information

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date (April 14, 2023). All of the shares of our common stock votes together as a single class for purposes of the proposals to be presented at the Annual Meeting. On the Record Date, we had 143,607,568 shares of our common stock issued and outstanding.

What if I return a proxy card or voting instruction form but do not make specific choices?

If you return a signed and dated proxy card or voting instruction form without marking voting selections, your shares will be voted “For” the election of each director nominee and “For” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2023. If any other matter is properly presented at the meeting, your proxyholder (Messrs. Kevin A. Van Asdalan or John Ciroli) will vote your shares using his discretion.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices you receive to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholders on the United States Register

Yes. If you are the owner of record, you can revoke your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date;

•	You may grant a subsequent proxy by telephone or through the Internet;

•	You may send a timely written notice that you are revoking your proxy to our Chief Legal Officer and Secretary at Montauk Renewables, Inc., 5313 Campbells Run Road, Suite 200, Pittsburgh, PA 15205; or

•	You may attend the Annual Meeting and vote online. Attending the meeting will not, by itself, revoke your proxy.

Stockholders on the South African Register

If your shares are held on the Strate System by a CSDP or broker, you should follow the instructions provided by your CSDP or broker to revoke your proxy. If you are a stockholder of record, you can revoke your proxy by submitting another properly completed proxy card to the South African registrar as described above. In each case, you should revoke your proxy prior to 15:00 South African Time on May 29, 2023.

If you attend the Annual Meeting and vote online, this will revoke your proxy. Attending the meeting will not, by itself, revoke your proxy.

Who tabulates the votes?

Votes are tabulated by Carideo Group, which acts as the inspector of election, who will separately count: (1) for the proposal to elect the director nominees, votes “For,” “Withhold” and broker non-votes (Proposal No. 1) and with respect to other proposals, votes “For” and “Against,” as well as abstentions (Proposal No. 2).

Abstentions will be counted towards the vote total for Proposal No. 2, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for Proposal No. 1.

26 – Montauk Renewables, Inc.| 2023 Proxy Statement

Additional Information

What are “broker non-votes”?

If your shares are held by a broker (i.e., in “street name”), the broker will ask you how you want your shares to be voted. If you give the broker voting instructions, your shares will be voted accordingly. If you do not give voting instructions to your broker, one of two things can happen, depending on the type of proposal. For the ratification of the election of independent auditors (Proposal No. 2), which is considered a “routine” matter, the broker may vote your shares in its discretion. By contrast, brokers do not have the discretion to vote your shares for the election of directors (Proposal No. 1), because this proposal is a “non-routine” matter. If you do not provide voting instructions to your broker for non-routine matters, the broker cannot vote your shares on such matters. This is called a “broker non-vote.” Broker non-votes have no effect and will not be counted with respect to non-routine matters submitted for a stockholder vote.

How many votes are required for the approval of each proposal?

•

Proposal No. 1 – For the election of directors, the two nominees receiving the most “For” votes from the holders of shares present by person or represented by proxy and entitled to vote on the election of directors will be elected. Accordingly, only votes “For” will affect the vote outcome (and a “withhold” vote will have no effect on the vote outcome).

•

Proposal No. 2 – To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2023, the proposal must receive “For” votes from the holders of a majority of shares present by person or represented by proxy and entitled to vote on the matter. Abstentions have the same effect as an “Against” vote.

What constitutes a quorum?

A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum is established if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.

Where can I find the results of the voting of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will disclose the final voting results in a Current Report on Form 8-K, which we expect to file within four (4) business days after the Annual Meeting.

What are the procedures for submitting a stockholder proposal or nomination for the 2024 Annual Meeting?

Requirements for stockholder proposals to be brought before an annual meeting.

Our Bylaws provide that, for stockholder director nominations or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to our Secretary at Montauk Renewables, Inc., 5313 Campbells Run Road, Suite 200, Pittsburgh, PA 15205. To be timely for the 2024 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices between February 6, 2024 and March 7, 2024; provided that if the date of that annual meeting of stockholders is scheduled for a date more than 30 calendar days prior to or more than 30 calendar days after the anniversary of the preceding year’s annual meeting, you must deliver the required notice on the later of the 90th calendar day prior to such annual meeting and the 10th calendar day following the day on which public disclosure of that meeting date is first made. A stockholder’s proposal must also set forth the information required by our Bylaws.

In addition to satisfying the requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act (including a statement that such stockholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote on the election of directors in support of director nominees other than Montauk’s nominees), which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the first anniversary date of this year’s annual meeting. If the date of the 2024 Annual Meeting of Stockholders is changed by more than 30 calendar days from the anniversary of the Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2024 Annual Meeting of Stockholders or the 10th calendar day following the day on which public announcement of the date of the 2024 Annual Meeting of Stockholders is first made. Accordingly, for the 2024 Annual Meeting of Stockholders, we must receive such notice no later than April 6, 2024.

Montauk Renewables, Inc.| 2023 Proxy Statement – 27

Additional Information

Requirements for stockholder proposals to be considered for inclusion in our proxy materials.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, and intended to be presented at the 2024 Annual Meeting of Stockholders must be received by us not later than December 27, 2023 in order to be considered for inclusion in our proxy materials for that meeting.

Householding Information

We have adopted “householding,” an SEC approved procedure that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address and last name by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. A single Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. This procedure saves printing and postage costs by reducing duplicative mailings. Stockholders who participate in householding will continue to receive separate proxy cards. If you wish to opt out of householding and would prefer to receive a separate Notice, please notify your broker or submit a written request to: Chief Legal Officer and Secretary, Montauk Renewables, Inc., 5313 Campbells Run Road, Suite 200, Pittsburgh, PA 15205, (412) 747-8700. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Similarly, stockholders who currently receive multiple copies of the Notice at their addresses and would like to request “householding” of their communications should submit such request in accordance with the above instructions.

There will be no “householding” of communications for stockholders on the South African register.

28 – Montauk Renewables, Inc.| 2023 Proxy Statement

FORM 10-K ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the year ended December 31, 2022 is available for viewing on www.ProxyVote.com. You may also request paper copies of our Annual Report on Form 10-K by sending a written request to: Chief Legal Officer and Secretary, Montauk Renewables, Inc., 5313 Campbells Run Road, Suite 200, Pittsburgh, PA 15205.

Copies of all Company filings with the SEC, including our Annual Report on Form 10-K, are available on our investor relations website at: https://ir.montaukrenewables.com/.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the proxy to vote on such matters in accordance with their best judgment.

Montauk Renewables, Inc.| 2023 Proxy Statement – 29

MONTAUK RENEWABLES, INC.

5313 CAMPBELLS RUN ROAD, SUITE 200

PITTSBURGH, PA 15205

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Daylight Time on June 4, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MNTK2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Daylight Time on June 4, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V13056-P87692             KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

  MONTAUK RENEWABLES, INC.

The Board recommends a vote FOR each of the nominees.
1. Election of two nominees to the Board of Directors to serve as Class III directors for a three-year term expiring at the 2026 Annual Meeting of Stockholders.	For	Withhold

1a. Jennifer Cunningham	☐	☐

1b. Sean F. McClain	☐	☐

The Board recommends a vote FOR Proposal 2.			For	Against	Abstain

2. Ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2023.			☐	☐	☐

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, trustee, administrator or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

YOUR VOTE IS IMPORTANT

Please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope so these shares may be represented at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report on Form 10-K for the fiscal year ended

December 31, 2022 are available at www.proxyvote.com.

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — —  — — — — — —

V13057-P87692

Proxy — MONTAUK RENEWABLES, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 5, 2023.

PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Kevin A. Van Asdalan and John Ciroli, and each of them, as proxies with power of substitution to vote on behalf of the undersigned all shares, on all matters designated on the reverse side or otherwise properly presented at the Annual Meeting of Stockholders of Montauk Renewables, Inc., as the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Montauk Renewables, Inc. to be held on June 5, 2023 at 9:00 a.m., Eastern Daylight Time, at www.virtualshareholdermeeting.com/MNTK2023 and any postponement or adjournment thereof, with all powers that the undersigned would possess if personally present.

This Proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this Proxy will be voted “FOR” the election of each of the two nominees in Proposal 1 and “FOR” the ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2023 in Proposal 2. The proxies are also authorized to vote, in accordance with their judgment, upon such other matters as may properly come before the Annual Meeting (including, without limitation, to adjourn the Annual Meeting) and any postponement or adjournment thereof.

Continued and to be signed on reverse side

MONTAUK RENEWABLES, INC.

5313 CAMPBELLS RUN ROAD,

SUITE 200

PITTSBURGH, PA 15205

VOTING BY SOUTH AFRICAN REGISTER STOCKHOLDERS

Stockholders registered on the South African section of the Company’s register of stockholders may attend the Annual Meeting and vote electronically during the Annual Meeting. by requesting letters of representation and control numbers by the date and from the persons noted below.

For stockholders to vote in advance of the Annual Meeting, use one of the methods described below:

Stockholders registered on the South African section of the Company’s register of stockholders whose shares are held in the Strate Proprietary Limited system for electronic clearing and settlement and holding of uncertificated securities (the “Strate system”) via a Central Securities Depositary Participant (“CSDP”) or broker, can provide their proxy voting instruction to their CSDP or broker (as applicable) in accordance with their custody agreement which, in no event, may be later than 15:00 on 29 May 2023 South African Standard Time. Please contact your CSDP or broker for advice as to the dates and methods for lodgement.

Stockholders registered on the South African section of the Company’s register of stockholders who are stockholders of record will be able to cast their proxy vote by way of lodgement of the completed proxy card with the South African registrar by no later than 15:00 on 29 May 2023 South African Standard Time via fax at +27 (0)11 688 5238, e-mail at proxy@computershare.co.za or hard copy by post, by courier or by hand at Computershare Investor Services Proprietary Limited, Rosebank Towers, 15 Biermann Avenue, Rosebank, 2196 (Private Bag X9000, Saxonwold, 2132) South Africa.

Proxy cards submitted directly to the Company by stockholders on the South African section of the Company’s register of stockholders will not be accepted.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MONTAUK RENEWABLES, INC.

I/We, __________________________________________________________(name in full)

of address ________________________________________________________________

being a registered holder of ________________________________________ shares of common stock of the company,

hereby appoint Kevin A. Van Asdalan and John Ciroli, and each of them, as proxies with power of substitution to vote on behalf of the undersigned all shares, on all matters below or otherwise properly presented at the Annual Meeting of Stockholders of Montauk Renewables, Inc., as the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Montauk Renewables, Inc. to be held on June 5, 2023 at 9:00 a.m., Eastern Time, at www.virtualshareholdermeeting.com/MNTK2023 and any postponement or adjournment thereof, with all powers that the undersigned would possess if personally present, as follows:

The Board recommends a vote FOR each of the nominees.

1. Proposal to elect two nominees to the Board of Directors for a term expiring at the 2026 Annual Meeting of Stockholders.	For	Withhold

1a. Jennifer Cunningham	☐	☐

1b. Sean F. McClain	☐	☐

    The Board recommends a vote FOR Proposal 2.

2.	Ratification of the appointment of Grant Thornton LLP as independent registered public accounting firm for the fiscal year ending December 31, 2023.

NOTE: Joint owners should each sign. When signing as attorney, executor, trustee, administrator or guardian, please give full title as such.

For	Against	Abstain

☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

YOUR VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The proxy materials for the Annual Meeting contain important information regarding voting and attendance at the Annual Meeting. Stockholders registered on the South African section of the Company’s register of stockholders may obtain the full set of proxy materials and Annual Report on Form 10-K at www.materials.ProxyVote.com/61218C or request that it be sent to them by calling +27 (0)11 370 5000.

▼              PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION                    ▼

— — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — —  — — — — — — — — — — — — — —

0

Proxy — MONTAUK RENEWABLES, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON June 5, 2023
PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This Proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this Proxy will be voted “FOR” the election of each of the two nominees in Proposal 1 and “FOR” the ratification of the appointment of Grant Thornton LLP as independent registered public accounting firm for the fiscal year ending December 31, 2023 in Proposal 2. The proxies are also authorized to vote, in accordance with their judgment, upon such other matters as may properly come before the Annual Meeting (including, without limitation, to adjourn the Annual Meeting) and any postponement or adjournment thereof.

Continued and to be signed on reverse side